                                                                     EXHIBIT 4.2

                                FORM OF WARRANT

       THE SECURITIES REPRESENTED BY THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT. TRANSFER OF THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE THEREOF IS ALSO SUBJECT TO CONTRACTUAL RESTRICTIONS AS DESCRIBED HEREIN.

                       LATTICE SEMICONDUCTOR CORPORATION

                     SALES REPRESENTATIVE WARRANT AGREEMENT

    Lattice Semiconductor Corporation, a Delaware corporation (the "Company"), hereby grants to _________________________ (the
"Warrantholder") a Warrant to purchase a total of __________ shares of Common Stock, $.01 par value, of the Company, at the price set forth herein, and in all respects subject to the terms, definitions and provisions of the Fiscal 1992 Sales Representative Warrant Plan (As Amended and Restated Effective May 13, 1996) (the "Plan") adopted by the Company, which is incorporated herein by reference.

    1.  NATURE OF THE WARRANT.   This Warrant is intended to be a non-statutory
option and NOT an incentive stock option within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended. The Warrantholder is not an employee of the Company.

    2. EXERCISE PRICE. The exercise price is $________ for each share of Common Stock, which price is not less than the fair market value per share of Common Stock, as determined by the Board, on the date of grant set forth below.

    3.  EXERCISE OF WARRANT.   The Warrant shall be exercisable in accordance
with the provisions of Section 9 of the Plan as follows:

    (a) RIGHT TO EXERCISE.

            (i) Subject to compliance with the other provisions hereof, this Warrant shall be exercisable in part or in full at any time during its term.

           (ii)  This Warrant may not be exercised for a fraction of a share.

          (iii) In the event of Warrantholder's termination as an Authorized Sales Representative Firm or as a Sales Representative, as the case may be, for any reason, the Warrant shall terminate immediately.

           (iv) This Warrant may be exercised only by the Warrantholder or, in the event of a transfer of this Warrant in compliance with the terms hereof, by such Warrantholder's permitted transferee.

        (b) METHOD OF EXERCISE. This Warrant shall be exercisable by written notice which shall state the election to exercise the Warrant, the number of shares in respect of which this Warrant is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as may be required by the Company. Such written notice shall be signed by the Warrantholder and shall be delivered in person or by certified mail to the Company. The written notice shall be accompanied by payment of the purchase price.
The certificate or certificates for shares of Common Stock as to which this Warrant shall be exercised shall be registered in the name of the Warrantholder.

        (c) RESTRICTIONS ON EXERCISE. This Warrant may not be exercised if the issuance of any shares upon such exercise would constitute a violation of any applicable federal or state securities laws or any other laws or regulations. As a condition to the exercise of this Warrant, the Company may require the Warrantholder to make such representations and warranties to the Company as may be required by any applicable law or regulation at the time of exercise of this Warrant.

        (d) METHOD OF PAYMENT. Payment of the aggregate exercise price shall be by any of the following, or a combination thereof, at the election of the Warrantholdexr:

           (i) cash; or

          (ii) cashier's or certified check.

    4.  TRANSFERABILITY OF WARRANT.   This warrant may not be transferred
other than with the prior written consent of the Company and subject to compliance with all applicable laws. Transfer of this Warrant will not under any circumstances be permitted unless the Company first receives and approves both of the following:

        (a) An attorney's written opinion that the transfer is exempt from registration under the Securities Act of 1933, as amended (the "Securities Act") and under the securities law of the state of residence of the proposed transferee. This opinion must (i) set forth the facts upon which it is based,

(ii) be from a law firm experienced in securities law matters and satisfactory to the Company and its counsel, and (iii) be in form and substance satisfactory to the Company and its counsel.

        (b) A letter from the proposed transferee addressed to the Company stating that (i) he is acquiring the Warrant for investment; (ii) he will not offer, sell or otherwise dispose of the Warrant or any stock issued upon exercise of the Warrant, except under circumstances that will not violate federal or state securities laws; (iii) he agrees to be bound by the terms of this warrant agreement as if he were a party thereto
(as the Warrantholder), and (iv) he understands that the Warrant is restricted from transfer under the terms of the Warrant and will bear a legend noting the restriction. The transferee will also have to include any additional representations relied on by his attorney's opinion.

    The terms of this Warrant shall be binding upon the executors, administrators, heirs, successors and assigns of the Warrantholder.

    5. TERM OF WARRANT. This Warrant may not be exercised more than three (3) years from the date of grant of this Warrant, and may be exercised during such term only in accordance with the Plan and the terms of this Warrant.

    6.  WARRANTHOLDER INVESTMENT REPRESENTATIONS.

    In connection with the grant of this Warrant and any exercise thereof, the Warrantholder represents to the Company the following:

        (a) He is acquiring this Warrant for his own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act.

        (b) He understands that this Warrant and the Common Stock issuable upon the exercise thereof (collectively, the "Securities") have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of his investment intent as expressed herein.

        (c) He further understands that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. Moreover, except as set forth in Section 8 hereof, he understands that the Company is under no obligation to register the Securities. In addition, he understands that the certificate evidencing the Common Stock issued upon exercise of the Warrant will be imprinted with a legend in substantially the form set forth in paragraph (c) of Section 8 hereof.

        (d) He is aware of the provisions of Rule 144, promulgated under the Securities Act, as currently in effect, which, in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, including, among other things: (i) the resale occurring not less than one year after the party has purchased and paid for the securities to be sold; (ii) the availability of certain public information about the Company; (iii) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934); and (iv) the amount of securities being sold during any three month period not exceeding the specified limitations stated therein.

        (e) He further understands that in the event all of the applicable requirements of Rule 144, as in effect at the time of sale, are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

    7.   DISCLAIMER.   This warrant agreement is NOT a sales representative
contract and nothing herein shall be construed to create any obligation on the part of the Company to continue the Warrantholder as an Authorized Sales Representative Firm or as a Sales Representative, as the case may be.

    8. TRANSFERABILITY OF COMMON STOCK. The Warrantholder and his permitted transferees shall be subject to the following restrictions on transferability of the Common Stock issued or issuable upon exercise thereof:

        (a) CERTAIN DEFINITIONS. As used in this Section 8, the following terms shall have the following respective meanings:

           (i) the terms "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

           (ii) "RESTRICTED SECURITIES" shall mean the securities of the Company required to bear the legend set forth in paragraph (c) of this
Section 8.

           (iii) "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

        (b) RESTRICTIONS ON TRANSFERABILITY. The Restricted Securities shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Section 8, which conditions are intended to ensure compliance with the provisions of the Securities Act. Except for transfers pursuant to an effective registration statement or transactions in compliance with Rule 144, the Warrantholder (or permitted transferee of this Warrant, as the case may be) will cause any proposed purchaser, assignee, transferee, or pledgee of any such securities held by the Warrantholder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this warrant agreement.

        (c) RESTRICTIVE LEGEND. Each certificate representing shares of Common Stock issued or issuable pursuant to this Warrant and any other securities issued in respect thereof upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of paragraph (d) of this Section 8) be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities laws):

       THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN
       ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SECURITIES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

       Each Warrantholder and permitted transferee (by his acceptance of such securities) consents to the Company making a notation on his records and giving instructions to any transfer agent of the Common Stock in order to implement the restrictions on transfer established in this Agreement.

        (d) NOTICE OF PROPOSED TRANSFERS. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied, at such holder's expense
(i) by either (A) an unqualified written opinion of legal counsel who shall be, and whose legal opinion shall be, reasonably satisfactory to the Company addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (B) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, and (ii) except in transactions in compliance with Rule 144, a letter from the proposed transferee agreeing to be subject to the representations, conditions and restrictions set forth in this warrant agreement, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made in compliance with Rule 144, the appropriate restrictive legend set forth in paragraph (c) of this Section 8, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such holder and the

Company such legend is not required in order to establish compliance with any provision of the Securities Act.

        (e) REGISTRATION. Each Warrantholder acknowledges and agrees that it shall have no right to cause the Company to register this Warrant or the Restricted Securities or to register, qualify or obtain permits for the distribution of the Warrant or the Restricted Securities pursuant to any applicable blue sky laws in connection with any distribution thereof. Notwithstanding the foregoing, the Company may, in its sole discretion, agree to register the Warrants or the Restricted Securities and to make or obtain applicable registrations, qualifications and permits under applicable blue sky laws in connection with the distribution thereof.

    DATE OF GRANT:
                   ---------------------

                                          LATTICE SEMICONDUCTOR CORPORATION

                                          By:
                                              ---------------------------------
                                          Title:
                                                 ---------------------------

    Warrantholder acknowledges receipt of a copy of the Plan, a copy of which is attached hereto, and represents that he is familiar with the terms and provisions thereof, and hereby accepts this Warrant subject to all of the terms and provisions thereof. Warrantholder hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors or the Committee upon any questions arising under the Plan.

DATED:
      ---------------------------
                                               -------------------------------------------
                                               Print name of Warrantholder

Check One:
/ /  Authorized Sales                           -------------------------------------------
     Representative Firm                        Signature of Warrantholder

/ / Sales Representative

                                               -------------------------------------------
                                                Title of Signatory (if applicable)

       *****************************************************************

                              FOR COMPANY USE ONLY

                              RECORD OF EXERCISES

                        Number of Shares       Total Purchase      Request to Transfer
  Date of Exercise          Exercised              Price                Agent Sent         Initials
--------------------  ---------------------  ------------------  ------------------------  ---------

                                   EXHIBIT A

                                FORM OF EXERCISE

                  (To be signed only upon exercise of Warrant)

TO: LATTICE SEMICONDUCTOR CORPORATION

    The undersigned holder of the attached Warrant hereby irrevocably elects to exercise the right to purchase __________ shares of Common Stock of LATTICE SEMICONDUCTOR CORPORATION and herewith makes payment of $__________ for those shares, and requests that the certificate for those shares be issued in the name of the undersigned and delivered to the address below the signature of the undersigned.

Dated: _______________ 199_

                                          (Signature   must   conform   in   all
                                          respects  to   name   of   holder   as
                                          specified  on the face of the attached
                                          Warrant.)

                                          --------------------------------------
                                          Signature


                                          --------------------------------------
                                          Address


                                          --------------------------------------


                                          --------------------------------------
                                          Taxpayer Identification Number